As filed with the Securities and Exchange Commission on May 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Editas Medicine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-4097528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 Hurley Street

Cambridge, Massachusetts 02141

(617) 401-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gilmore O’Neill

President and Chief Executive Officer

Editas Medicine, Inc.

11 Hurley Street

Cambridge, Massachusetts 02141

(617) 401-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stuart M. Falber

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-277471

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of an additional aggregate amount of securities of Editas Medicine, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-277471), which was originally filed on February 28, 2024, as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2, each filed on March 5, 2025, and last declared effective on March 21, 2025, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

UNDERTAKING

The registrant hereby certifies to the Securities and Exchange Commission that (i) it has instructed its bank to pay the Securities and Exchange Commission the filing fee set forth in the filing fee table that is attached as an exhibit to this registration statement by wire transfer of such amount to the Securities and Exchange Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on May 27, 2026); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than May 27, 2026.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

107	Filing fee table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on this 26th day of May, 2026.

EDITAS MEDICINE, INC.

By:	/s/ Gilmore O’Neill
Gilmore O’Neill
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gilmore O’Neill	President, Chief Executive Officer and Director	May 26, 2026
Gilmore O’Neill	(principal executive officer)

/s/ Amy Parison	Senior Vice President and Chief Financial Officer	May 26, 2026
Amy Parison	(principal financial and accounting officer)

/s/ Jessica Hopfield	Chair of the Board	May 26, 2026
Jessica Hopfield, Ph.D.

/s/ Bernadette Connaughton	Director	May 26, 2026
Bernadette Connaughton

/s/ Andrew Hirsch	Director	May 26, 2026
Andrew Hirsch

/s/ Elliott Levy	Director	May 26, 2026
Elliott Levy, M.D.

/s/ David Scadden	Director	May 26, 2026
David Scadden, M.D.